SCOTIA PACIFIC COMPANY LLC
                           5847 SAN FELIPE, SUITE 2610
                              HOUSTON, TEXAS 77057

                               November 23, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Registration Statement on Form S-4
          (Registration No. 333-63825)

Ladies and Gentlemen:

     I am Secretary and Managing Counsel--Corporate of Scotia Pacific Company LLC, a Delaware limited liability company (the "Company"), of which The Pacific Lumber Company, a Delaware corporation, is the sole member, and have acted as such in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by the Company (the "Exchange Offer") to exchange $1,000 in principal amount of its 6.55% Series B Class A-1 Timber Collateralized Notes due 2028, its 7.11% Series B Class A-2 Timber Collateralized Notes due 2028 and its 7.71% Series B Class A-3 Timber Collateralized Notes due 2028 (collectively, the "New Notes") for each $1,000 in principal amount of its outstanding 6.55% Class A-1 Timber Collateralized Notes due 2028, its outstanding 7.11% Class A-2 Timber Collateralized Notes due 2028 and its outstanding 7.71% Class A-3 Timber Collateralized Notes due 2028 (collectively, the "Old Notes").

     I have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements and certificates of public officials, certificates of officers and representatives of the Company, and such other documents as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to me as conformed or photocopies, and the authenticity of the originals of such latter documents. As to various questions of fact material to my opinion, I have relied, without independent investigation or verification, upon statements and representations and certificates of officers and other representatives of the Company and certificates of public officials.

     Based upon the foregoing, it is my opinion that the New Notes have been duly authorized by the Company and, when issued and delivered in exchange for the Old Notes in the manner set forth in the Registration Statement and executed and authenticated in accordance with the terms and conditions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto), will constitute legal, valid and binding obligations of the Company.

     The above opinion is subject to and limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

     I hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     I call your attention to the fact that I am admitted to practice law only in the state of Texas, and, in rendering the foregoing opinion, I do not express any opinion as to the laws other than the Limited Liability Company Act of the state of Delaware and the Federal laws of the United States of America. I am delivering this opinion to the Company and no person other than the Company may rely upon it.


                                        Very truly yours,


                                        /S/ BERNARD L. BIRKEL
                                            Bernard L. Birkel
                                            Secretary and
                                            Managing Counsel--Corporate